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                                                                   EXHIBIT 10(g)

                                                               October 31, 1997


                               AGREEMENT OF LEASE


         AGREEMENT made as of this 24th day of November, 1997, by and between 280 WILSON AVENUE ASSOCIATES, L.L.C., A LIMITED LIABILITY COMPANY OF THE STATE OF NEW JERSEY, with offices at c/o Pantheon Properties, 110 East 59th Street, New York, New York 10022, hereinafter called "Landlord", and THE FRESH JUICE COMPANY OF NEW YORK, INC., A CORPORATION OF THE STATE OF NEW JERSEY, with offices at 35 Walnut Avenue, Suite 4, Clark, New Jersey 07066, hereinafter called "Tenant".

         FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

         1. The following terms are incorporated by reference into this
Agreement:

(a) NAME AND ADDRESS OF LANDLORD:

280 Wilson Avenue Associates, L.L.C., a Limited Liability Company of the State of New Jersey.

(b) NAME AND ADDRESS OF TENANT:

The Fresh Juice Company of New York, Inc., a corporation of the State of New Jersey.

(c) DESCRIPTION OF PREMISES:

A portion of premises in a building located at 280 Wilson Avenue, Newark, New Jersey, all as more particularly designated and described on the attached diagram as set forth herein.

(d) TERM OF LEASE:

To commence on the commencement date as defined in paragraph 3B and to terminate on August 31, 2007.

(e) FIXED RENTAL:

Tenant shall pay to the Landlord as annual basic rent for the demised premises commencing on January 15, 1998 to and through December 31, 2002 the annual sum of ONE HUNDRED SIXTY THOUSAND NINE HUNDRED THIRTY EIGHTY AND NO/100 ($160,938.00) DOLLARS payable in equal monthly installments of THIRTEEN THOUSAND FOUR HUNDRED ELEVEN AND NO/100 ($13,411.50) DOLLARS. Tenant shall pay to the Landlord as annual basic rent for the demised premises from and after January 1, 2003 the annual basic rent of ONE HUNDRED EIGHTY SEVEN THOUSAND SEVEN HUNDRED SIXTY ONE AND NO/100 ($187,761.00) DOLLARS payable in equal monthly installments of FIFTEEN THOUSAND SIX HUNDRED FORTY-SIX AND 75/100 ($15,646.75) DOLLARS.

(f) TENANT'S SHARE:

32.98%

(g) BROKER:

Pantheon Properties, Inc. and SBWE, Inc.

(h) SECURITY DEPOSIT:

The sum of $30,000.00

(i) EXPENSE RENT:

Tenant shall pay the Landlord as additional rent, the Tenant's share of expense rent as provided in Article 5.

(j) TENANT'S STANDARD INDUSTRIAL CLASSIFICATION NUMBER ("SIC") 2033

(k) TENANT'S LEASED AREA:

Approximately 26,823 square feet subject to measurement as provided in Paragraph
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                                                               October 31, 1997


         2. DESCRIPTION OF PREMISES. The Landlord set forth in Paragraph 1(a) above hereby leases to the Tenant set forth in Paragraph 1(b) above and the Tenant hereby hires from the Landlord the space set forth in Paragraph 1(c) above (hereinafter called the "Premises" or the "Demised Premises).

         3. A. COMPLETION. The Landlord will complete the premises substantially in accordance with the plans and specifications. Landlord shall undertake work and shall complete the Premises and deliver the same to the Tenant no sooner than thirty (30) days from the date Landlord obtains a building permit and no later than one hundred twenty (120) days from that date, provided however, that said time of completion shall be extended by any delay occasioned by scarcity of materials, installation of improvements requested by Tenant, approval of plans by Tenant, strikes, labor disputes, weather conditions which inhibit construction, fires or other casualties, governmental restrictions and regulations, delays in transportation and other construction delays beyond the reasonable control of the Landlord. In the event the completion date is extended by reason of any of the foregoing events occurring, then such completion date shall be extended only by a period of time equal to the time lost due to the occurrence of any of the foregoing events. For purposes of this paragraph, if Tenant should elect to cancel for failure to complete on time, it shall give written notice of such cancellation to Landlord within ten (10) days from the date such completion, as extended by force majeure, shall have been required under the terms of this Lease. Failure to notify Landlord within said time period shall constitute a waiver of the right of cancellation. In the event this Lease is terminated, then, neither party shall have any liability to the other, except, the return to the Tenant of prepaid rent and the security deposit.

                  If Landlord constructs office area or areas in excess of 3,800 square feet for Tenant, such additional construction shall be at Tenant's expense, and shall be charged to Tenant at the cost of $35 per square foot for all square footage in excess of 3,800 square feet. The specification for the work, materials, quality and color of the construction shall be pursuant to Landlord's Standard Construction Criteria. Tenant shall pay such cost to Landlord at the rate of 4.16667% of such cost, monthly, commencing February 1, 1998 and on the first day of each month thereafter for the ensuing twenty-three months. By way of example if the office area is 4,800 square feet, then, Tenant will owe to Landlord the sum of $35,000 payable $1,458.33 per month for twenty-four months commencing February 1, 1998 and each month thereafter until the sum of $35,000 is paid to Landlord by Tenant. Such payment and obligation shall be considered additional rent.

                  B. COMMENCEMENT DATE. Tenant's occupancy and the commencement date of this Lease shall be deemed to have begun on the "Date of Completion" which is hereby defined to mean the day of the month on which a temporary or final certificate of occupancy shall be issued, or upon earlier occupancy by the Tenant. Landlord shall give to Tenant verbal notification of the issuance of the Certificate of Occupancy and shall confirm its verbal notification to Tenant subsequently, by a writing, acknowledging the prior verbal notification, and shall furnish to Tenant, a copy of, the Certificate of Occupancy as and when issued.

                  C. TERM. The term of the Lease shall commence on the commencement date and shall terminate as set forth in Paragraph

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                                                               October 31, 1997


1(d) above, unless sooner terminated as this Lease otherwise provides.

                  D. LICENSE. Landlord hereby grants to Tenant a revocable License for Tenant to enter the Premises prior to the Commencement Date for the following purposes: (I) installing telephones, racking, and similar activities in preparation for Tenant's occupancy; and (II) storage of non-refrigerated product in the "cooler space". Tenant shall not interfere with Landlord's work and this License may be terminated by Landlord at any time prior to the Commencement Date of the Lease. In consideration of Landlord permitting Tenant to exercise this license, Tenant shall agree in writing that the provisions of Sections 17, 18, 19 and 20 hereof shall be in effect and binding on Tenant, as of the first day Tenant wishes to exercise or use the revocable license herein granted.

                  E. Landlord agrees that Landlord will use best efforts to make available to Tenant the existing cooler/freezer area on or about January 1, 1998. Tenant, from and after the date Landlord advises Tenant of the availability of the cooler/freezer space, if such date is prior to the commencement date of the Lease, then, Tenant shall be responsible for utilities and Tenant's share of real property taxes. If Tenant avails itself of the ability to use the cooler/freezer space as aforesaid, then, fixed rental and expense rent shall commence as of January 15, 1998. If Tenant does not avail itself of the use of the cooler/freezer space and Landlord fails to obtain a Certificate of Occupancy by January 1, 1998, then, each day thereafter that lapses until the earlier of (i) the issuance of a Certificate of Occupancy or
(ii) Tenant taking possession of any part of the Premises, the date of January 15, 1998 for the commencement of a payment of fixed rental as provided by Paragraph 1(e) shall be extended day for day until the earlier of the issuance of the issuance of a Certificate of Occupancy or, Tenant using the Premises.

         4. FIXED RENTAL. As fixed rental, the Tenant shall pay to the Landlord at the address set forth in Paragraph 1(a) above, or to such other person or at such other place as the Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the sum set forth in Paragraph 1 (e) above, which sum shall be payable in equal monthly installments as set forth in Paragraph 1(e) above in advance on the first day of the month during the term of the Lease, except the first month's rent and estimated expense rent shall be paid upon the execution hereof. Whenever the rent as hereinabove set forth is stated as an annual rent and if there shall be less than twelve (12) months in any year, the rate therein referred to shall be the "annualized rate." The rental of paragraph 1(e) is computed on the basis of the Premises having 26,823 square feet. Either Landlord or Tenant shall have the right, during the first 30 days of the Lease, to measure the Demised Premises, and if the Demised Premises so measured is more or less than 26,823 square feet, then the rent and Tenant's Share shall be adjusted proportionately to reflect the plus or minus. The Premises shall be measured by measuring from the exterior portion of the outside wall of the building to center line of interior demising walls.

         5. EXPENSE RENT. Tenant shall pay as additional rent during the term Tenant's share (as per Paragraph 1(f)) of the operating expenses (as hereinafter defined) of the property for each calendar year during the term of the lease. The term "expense rent" or "expenses" shall mean all reasonable costs incurred by Landlord in

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                                                               October 31, 1997


connection with the operation and maintenance of the entire parcel of land and improvements thereon of which the Premises are a part (all of which is hereinafter called the "Property") but excluding interest or amortization payments of any mortgage, but including but not limited to real estate taxes, common area expenses, common utility expenses, repair and maintenance expenses and insurance expenses.

                  Landlord agrees, that it will exercise good faith, in undertaking its responsibilities under this Article 5, so that, any repair, replacement or addition will be undertaken, only if, Landlord believes such repair, replacement or addition will, be reasonably necessary and of such nature as would be undertaken by another professional landlord under similar circumstances.

                  All payments Tenant is required to make pursuant to this Lease shall constitute additional rent and if Tenant defaults in any such payments so as to create an event of default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of rent.

                         (i) REAL ESTATE TAXES shall include any tax or
assessment levied, assessed or imposed anytime by any governmental authority upon or against the Property or any part thereof. Such terms shall also include any assessment for public improvement imposed against the Property during the term of the Lease. There shall not be included in the foregoing definition any franchise, corporate, estate, inheritance or transfer tax of Landlord, or any income, profits or revenue tax; provided, however, that if at any time during the term of this Lease a tax on rents is assessed against Landlord or the basic rent, as a substitution in whole or in part for taxes assessed by the State of New Jersey or political subdivision on land or buildings, such tax shall be deemed to be included within the amount which the Tenant is required to pay under this Article. Landlord agrees, at Tenant's expense, upon Tenant's request to initiate a tax appeal.

                         (ii) COMMON AREA EXPENSES shall include all costs and
expenses reasonably incurred by Landlord for operating, maintaining, repairing, and/or replacing any and all, or any part of the common area (or any installation therein, thereon, there- under or thereover) including but not limited to parking areas, sidewalks, curbs, grounds, outside architectural lighting, on site water lines, electric lines, gas lines, sanitary sewer lines and storm water lines, and the total costs and expenses incurred by Landlord for security guard service, if any landscaping and the removal of snow, ice and debris. If a replacement of a capital nature is required, and if the replacement would cost more than Ten Thousand Dollars ($10,000.00), in such instance, the replacement shall be amortized and charged as a common area expense by prorating the cost thereof over a ten (10) year useful life. Landlord shall have the right on its own, or, upon the request of any tenant of the building to institute a pest control service on a regular basis, monthly or as often as so determined, in order, to keep the premises free of vermin.

                         (iii) COMMON UTILITY EXPENSES shall include all costs
and expenses incurred by Landlord for water, sewer, gas and electricity and other utility charges for utilities servicing the common areas and also standby sprinkler charges.

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                                                               October 31, 1997


                         (iv) REPAIR AND MAINTENANCE EXPENSES shall include all
costs and expenses incurred by Landlord for replacement, repair and maintenance of all or any part of the entire parcel of land and improvements of which the Premises are a part (including the roof, roofdeck, outside walls & concrete floor) of which the Demised Premises forms a part, except, any portion of the building which is not otherwise the obligation to repair of any Tenant of the building. If the entire roof of the building in which the Demised Premises is located has to be replaced, then, such replacement shall be at Landlord's expense if it occurs during the first ten (10) years of the term. Any partial replacement of the roof, or any subsequent entire replacement of the roof shall be common area expense and amortized as otherwise provided in this subparagraph. If, a repair to the concrete floor is solely due to the acts of another Tenant, or, the replacement or repair of the roof is due to the acts of another Tenant, then, such Tenant shall be charged for the cost of repair of the floor or roof as the case may be. Landlord agrees that it will enforce any roof warranties it may receive from the roofer at such time as the roof is re-roofed.

                         (v) INSURANCE EXPENSE shall include all costs and
expense incurred by Landlord for Liability and Casualty Insurance as Landlord may from time to time carry for Landlord's benefit on the property or insuring Landlord's interest therein.

                  Operating expenses shall be determined on the accrual basis in accordance with generally accepted accounting principles which shall be consistently applied.

                  Tenant shall pay its Expense Rent in full no later than ten
(10) days after notice by Landlord of the amount thereof. If requested by Landlord, Tenant shall pay its Expense Rent in twelve (12) monthly installments on the first day of each month on an estimated basis as determined by Landlord. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due pursuant hereto. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after receipt of Landlord's request therefor. During the first and last years of the term, the amount payable by Tenant hereunder shall be prorated for the fraction of the calendar year included in the term. As to the Expense Rent, there shall be a charge for a management fee added monthly thereto of a sum equal to 3.5% of the fixed rental payable by Tenant pursuant to Paragraph 1(e) to cover Landlord's administrative overhead. The Management Fee shall be fair and reasonable and consistent with management fees incurred in managing buildings of similar size and use. Tenant shall have the right at Tenant's expense during the first ninety (90) days of each calendar year to audit operating expense items for the immediately preceding calendar year. Such audit shall be as to bills and proof of payment.

         6. SECURITY DEPOSIT. Tenant has deposited with Landlord on the signing of this Lease the sum set forth in Paragraph 1(h) above as security for the performance of Tenant's obligations under this Lease. Landlord shall have the right to apply any part or all of said security deposit to remedy any default of Tenant hereunder, including, but not limited to payment of any fixed rent, additional rent, service fees, or other debts of Tenant due to Landlord, repair of all damage to the Premises or repair or replacement of damage to other property of Landlord caused by Tenant, or any of its agents, employees, invitees or licensees, or expenses of rerenting and redecorating the Premises in the event Tenant vacates

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                                                               October 31, 1997


same prior to the expiration of the term. If Landlord applies any part of said security deposit to remedy any default of Tenant, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease. Provided that the Tenant has fully and faithfully complied with all the terms and conditions of this Lease, Landlord shall return the said security deposit to Tenant on the latter of the date set forth for the expiration of the term of this Lease or sixty (60) days after the surrender of the Premises by Tenant. Landlord may deliver the security deposit to the purchaser or other transferee of the Landlord's interest in the Premises in the event that such interest is sold or otherwise transferred and thereupon Landlord shall be discharged from any further liability with respect to said security deposit. Landlord shall credit to the security deposit an interest factor, equal to three percent. Such interest factor shall be simple interest, and shall not earn interest on the interest. The interest factor shall be paid to tenant upon termination of the lease and tenants satisfying all of its obligations hereunder.

         7. USE. The Tenant shall use and occupy the Demised Premises for offices, storage, warehousing, distribution and refrigeration of food products or food processing and for no other purposes. Such permitted uses are further subject that they shall be consistent with the Certificate of Occupancy to be issued. Such Certificate of Occupancy so issued, shall not prohibit the uses otherwise described in the first sentence of this Section 7. Such permitted uses shall not permit or cause any odor, sound, vibration, effluent, pollution or other condition that is either in Landlord's opinion or by law, noxious or offensive. It being a consideration of this Lease that the use of the premises shall be limited to those uses as otherwise hereinbefore specified and Tenant may not use the premises for manufacturing or for retail sales. The Tenant shall not permit the stacking of merchandise or materials against the walls so as to create a load or weight factor upon the walls or to tie in Tenant's racking systems with such walls, nor shall Tenant permit the hanging of equipment from (or otherwise loading) the roof or structural members of the building without the express written consent of the Landlord. The Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Property, in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire, casualty or other insurance at regular rates, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the then value thereof, and shall not use or occupy or permit the Demised Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Tenant shall, at Tenant's sole cost and expense, take all actions, including any required alterations necessary, to comply with all present or future laws or regulations, including the Americans With Disabilities Act of 1990 ("ADA") which shall impose any violation, order or duty upon Landlord or Tenant arising from or in connection with Tenant's occupancy, use of manner of use of the Premises (including such use that constitutes a "place of accommodation" under the ADA. At no time during this Lease may Tenant store upon the premises hazardous substances as that term may be defined from time to time by the New Jersey Department of Environmental Protection or by the Federal Environmental Protection Agency pursuant to Section 311 of the

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"Federal Water Pollution Act, amendments of 1972" (33 U.S.C. Section 1321) and the list of toxic pollutants designated by Congress or the Environmental Protection Agency pursuant to Section 307 of that Act (33 U.S.C. Section 1317). Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the certificate of occupancy.

                  Landlord agrees with Tenant that during the term of this Lease (including any extension term), it will not enter into a lease with another tenant wherein, the use of such tenant as otherwise expressed in the Lease would be for a purpose that would be by its very nature constitute a material interference with the preparation, distribution, storage, warehousing or refrigeration of food products.

         8. REPAIRS.

                  A. Tenant shall keep, replace and maintain in good order, condition and repair the premises and each and every part thereof (except for repairs specifically required of Landlord pursuant to subparagraph (c) of this Paragraph 8) including, without limitation, refrigeration and cooling units, compressors and auxiliary equipment, any air conditioning units and systems, heating units and systems, plumbing units and systems; sprinkler systems; electrical systems; equipment; facilities and fixtures. The aforesaid obligation of Tenant shall also include, without limitation, all necessary painting and decorating and the replacement of any glass which may be damaged or broken. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Property or to its fixtures or appurtenances, whether requiring structural or non-structural repairs, caused by the negligence or improper conduct of Tenant or its employees, invitees, licensees or agents, shall be repaired promptly by Tenant at its sole cost and expense. If Tenant refuses or neglects to make such repairs or fails to diligently prosecute the same to completion within fifteen (15) days after written notice from Landlord to Tenant of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent together with a service fee, as provided in Paragraph 23 hereof, if Tenant shall fail to make such payment promptly.

                  B. Tenant shall obtain a maintenance contract for the heating, ventilation and air conditioning systems in the building and, similar contracts for the refrigeration and cooling units, compressors and auxiliary equipment, any air conditioning units and systems, heating units and systems, plumbing units and systems; sprinkler systems; electrical systems; equipment; facilities and fixtures. Such contract shall provide for semi-annual maintenance of the systems, and copies of the maintenance agreement shall be submitted to Landlord, together with an annual report of the maintenance company as to the condition and repairs made to the systems. The firm or person maintaining the refrigeration and cooling units, compressors and auxiliary equipment, and systems, shall be a person who is certified and licensed to service refrigerating equipment as such certification or license may be required by law or any governmental agency and in accordance with the manufacturer specifications.

                  C. Landlord shall keep, replace and maintain in good order and condition and repair common areas and the roof, roofdeck,

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outside walls and concrete floors, subject, however, the cost of same to the extent applicable shall be paid by the Tenant, as the Tenant's proportionate share, pursuant to the provisions of Para.
5 hereof.

                  D. On the commencement date of the Lease, all of the plumbing, electrical, heating, refrigeration systems and refrigeration equipment, and air conditioning equipment, shall be in good working order. Tenant has accepted the capacity of the refrigeration equipment, and, landlord is not responsible for the refrigeration equipment being adequate for the needs of the Tenant. This determination as to the adequacy of the equipment and its cooling capacity, has been accepted and/or waived by Tenant.

         9. ASSIGNING AND SUBLETTING.

                  A. Tenant covenants and agrees for Tenant and its successors, assigns, and legal representatives that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case; provided, however, that, if Tenant is a corporation, the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged (such corporation being hereinafter in this Article called "Assignee") or to an affiliate or subsidiary of Tenant or to principals of Tenant without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, Assignee shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall assume and agree to perform and to be personally bound by and upon, all the covenants, agreements, terms, provisions, and conditions set forth in this Lease on the part of Tenant to be performed, so that the Assignee shall assume jointly and severally with the Assignor the performance of Tenant's obligations hereunder, and whereby Assignee shall expressly agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers and provided such Assignee shall prove to the satisfaction of Landlord that its net worth is at least equal to that of Tenant as of the date hereof.

                  B. Notwithstanding anything hereinabove contained in subparagraph A of this Paragraph 9, in the event Tenant desires Landlord's consent to an assignment or subletting of all or any part of the Demised Premises, Tenant, by notice in writing, (i) shall notify Landlord of the name and S.I.C number of the proposed assignee or subtenant, such information as to the proposed assignee's or subtenant's proposed use and financial responsibility and standing as Landlord may require, and a copy of the proposed assignment or sublease executed by all parties; and (ii) shall offer to vacate the space covered by the proposed area to be subleased or the entire Demised Premises in the event of an assignment (as the case may be) and to surrender the same to Landlord as of a date (the "Surrender Date") specified in said

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offer that shall be the last day of any calendar month during the term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring 120 days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed sublease. Landlord may accept such offer in writing by notice to Tenant given within sixty (60) days after the receipt of such notice from Tenant. If, Landlord accepts such offer, Tenant shall surrender to landlord, effective as of the Surrender Date, all Tenant's right, title, and interest in and to the portion of the Demised Premises covered by the proposed sublease, or, if Tenant proposes to sublet the entire Demised Premises, or assign this Lease, all Tenant's right, title and interest in and to the entire Demised Premises. In the event of such surrender by Tenant of a portion of the Demised Premises, then, effective as of the date immediately following the Surrender Date, the Basic Rent shall be reduced by an amount equal to that portion of the Basic Rent that is allocable to the space so surrendered, and the Additional Rent shall be equitably adjusted. If the entire premises be so surrendered by Tenant, this Lease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full term of this Lease.

                  In the event of any such surrender by Tenant of the Demised Premises or a portion thereof, Landlord and Tenant shall, at the request of either party, execute and deliver an agreement in recordable form to the effect(s) hereinbefore stated.

                  C. In the event Landlord does not accept such offer of Tenant referred to in subparagraph (B) of this Paragraph 9, Landlord covenants not to unreasonably withhold its consent to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant on said covenants, agreements, terms, provisions, and conditions set forth in the notice to Landlord referred to in clause (i) of the first sentence of subparagraph (B) of this Paragraph 9; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

                         (i) The use of the proposed assignee or subtenant is
(a) for warehousing of products which are non-hazardous and are not "toxic pollutants", (b) does not violate any of the negative covenants as to use as contained in this Lease (c) is in keeping with the then standards of the Landlord as to use of the Building and (d) does not violate any negative covenants as to use contained in any other Lease made between Landlord and other Tenants of the Building;

                         (ii) The proposed assignee or subtenant is a reputable
party;

                         (iii) There shall be no default by Tenant under any of
the terms, covenants, and conditions of this Lease at the time that Landlord's consent to any such assignment or subletting is requested and on the effective date of the assignment or the proposed sublease;

                         (iv) Tenant shall reimburse Landlord for any reasonable
expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable

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legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease;

                         (vi) Such permitted assignment shall be conditioned
upon Tenant's delivery to Landlord of an executed instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

                         (vii) Such permitted sublease shall be conditioned upon
Tenant's delivery to Landlord of an executed instrument of sublease (wherein Tenant and such sublessee agree that such sublease is subject to the Lease and such sublessee agrees that, if the Lease is terminated because of Tenant's default, such sublessee shall, at Landlord's option, attorn to Landlord).

                         (viii) Tenant shall at Tenant's own expense first
comply with ISRA and fulfill all of Tenant's environmental obligations under this Lease which also arise upon termination of Tenant's Lease term. If this condition shall not be satisfied, then Landlord shall have the right, to withhold consent to a sublease or assignment.

                  D. Each subletting pursuant to this Paragraph 9 shall be subject to all the covenants, agreements, terms, provisions, and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of Basic Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Basic Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that, notwithstanding any such assignment or subletting, no other and further assignment, underletting, or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with the subject to the provisions of this Paragraph 9. Tenant shall promptly furnish to Landlord a copy of each such sublease.

                  E. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article or the acceptance of the assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

                  F. If for any assignment or sublease, Tenant receives rent or other consideration, either initially, or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in the case of the sublease of a portion of the Demised Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustment to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay the Landlord, as additional rent hereunder, one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In computing the excess, for determination of the one-half (1/2) to be paid to Landlord, such excess shall be adjusted by deduction to reflect payments made by Tenant for its reasonable attorneys fees,

                                                               October 31, 1997


brokerage fees and alterations incurred to effectuate the sublease or assignment. The consideration received by Tenant pursuant to the sale of its business shall not be considered "consideration" as defined in this paragraph.

         10. CONFORM TO LAW. Tenant shall, at its own expense, in the use and occupancy of the Premises, observe and comply with all laws, orders, regulations of the federal, state and municipal governments, or any of their departments, and if any of the foregoing requires that an alteration, addition or other change be made to the demised premises then, Tenant will make such alteration, addition or change and bear all expense connected therewith.

         11. TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant agrees, that under all circumstances, Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations which are applicable, as to the conduct of Tenant's business as it relates, to the environment, including but not limited to, spillage, pollution, and storage. Tenant agrees, that Tenant upon the request of Landlord from time to time shall file such notices, declarations and obtain such permits as may be necessary and as may be required by law, from the appropriate government agency, that has jurisdiction over the premises, and/or Tenant's business. Tenant shall at Tenant's own expense comply with the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6, et seq., and the regulations promulgated thereunder and any successor legislation and regulations. Tenant shall at Tenant's own expense make all submissions to, provide all information to and comply with all requirements of the New Jersey Department of Environmental Protection and Energy or its successor ("DEPE"). The Tenant's obligations shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the premises pursuant to ISRA, whether triggered by Landlord or Tenant. Tenant shall commence its submission to the DEPE in anticipation of the end of the Lease Term no later than six (6) months prior the expiration of the Lease Term. Tenant agrees it will supply copies of all written or oral communications by or between it and any governmental agency in reference to the foregoing to Landlord. Should DEPE determine that a Remedial Action Work Plan be prepared and that a clean-up be undertaken because of a spill or discharge of a hazardous substance or waste at the Premises which occurred during the term of the Lease, Tenant shall, at Tenant's own expense promptly prepare and submit the required plan and financial assurances and shall promptly carry out the approved plan. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or DEPE for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or DEPE. If Tenant's operations at the premises are outside of those industrial operations covered by ISRA, Tenant shall obtain a letter of non-applicability from the DEPE prior to termination of the Lease and shall provide copies of all such submissions to Landlord. Landlord shall have the right in such instance to request Tenant to undertake a sampling at the premises to determine whether or not Tenant's operations have resulted in a spill or discharge of hazardous waste. If a spill or discharge of a hazardous substance or waste occurs at the Premises, and it was not caused by Tenant, nor by Tenant's employees, agents or invitees, then, Tenant shall have no responsibility for the cost of clean-up of the spill or discharge. If Landlord causes a triggering event that requires a filing under "ISRA" Landlord shall

                                                               October 31, 1997


in such instance reimburse Tenant for Tenant's reasonable administrative cost in participating in the filing as otherwise required by law.

                  The Tenant does hereby agree at its sole cost and expense, to defend, indemnify and save harmless the Landlord against and from any and all loss, cost, expenses, liabilities or claims by third parties, including all governmental authorities, attorney's fees, court costs, fines or penalties arising from or in connection with the lease herein, and the use or occupancy of the demised premises by the Tenant, and in case any action or proceeding is brought against Landlord or Tenant by reason of any hazardous waste or contaminants located in or on the demised premises by Tenant. Tenant, upon notice from Landlord, agrees to resist and defend such action or proceedings by Counsel reasonably satisfactory to Landlord. Counsel for Tenant's insurance carrier shall be deemed satisfactory. Tenant covenants that it shall not dump chemical waste on the premises nor use or store hazardous materials in the premises, except for normal quantities of such substances as which are typically used in the preparation, warehousing and distribution, of food products, all of which shall be stored, used and disposed of in accordance with applicable law.

                  If Tenant fails to obtain either a non-applicability letter, or a negative declaration or a No Further Action Letter from DEPE or fails to clean up the premises as hereinbefore provided prior to the expiration of the term, then upon the expiration of the term Landlord shall have the option to consider and to treat Tenant as a holdover Tenant in possession of the premises until, Tenant complies with the foregoing. In such event, Tenant shall be responsible for the rental obligations as a Tenant from month to month as otherwise provided in Paragraph 13 hereof.

                  Landlord agrees to provide copies of all environmental reports Landlord has received as to the property in which the Demised Premises are located. Tenant acknowledges receiving a Phase I from Landlord.

         12. ADDITIONAL COVENANTS. Tenant covenants and agrees that at all times during the term it shall not at any time without first obtaining Landlord's prior written consent:

                  A. NOT MAKE ALTERATIONS. Tenant shall not make any alterations, improvements, and/or additions to the Premises or any part thereof except, Tenant shall have the right to install additional office space in the demised premises necessary for the conduct of Tenant's business, subject to the following:

                         (i) Tenant shall first obtain requisite permits and
authorizations from governmental authorities having jurisdiction;

                         (ii) Obtain Landlord's, and if required, the fee
mortgagee's prior written consent (which Landlord's consent not to be withheld if the change or alteration would not, in the reasonable opinion of the Landlord, impair the value or usefulness of the premises);

                         (iii) Any such alteration shall be made promptly
(unavoidable delays excepted) in a workmanlike manner in accordance with any alteration plans and in compliance with applicable laws and governmental regulations;

                                                               October 31, 1997


                         (iv) The cost of the alteration shall be paid by Tenant
so that the demised premises remain free of any liens;

                         (v) If the cost of removal of an alteration to be
installed by Tenant, is greater than Ten Thousand Dollars ($10,000.00), then, Tenant agrees, if requested by Landlord, post with Landlord adequate security to assure restoration of the Premises at the end of the term;

                         (vi) Maintain proper insurance as requested by
Landlord;

                         (vii) No alteration for offices shall be undertaken
until detailed plans and specifications have first been submitted to and approved in writing by Landlord and if required, by the fee mortgagee. At completion of the alteration "as built" plans shall be delivered to Landlord.

                         (viii) Tenant shall agree to remove such alternation
and to restore the Premises prior to the end of the Lease.

                  B. NOT CHANGE EXTERIOR ARCHITECTURE. Change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the building in which the same is located, or any part thereof.

                  C. NOT MISUSE PLUMBING FACILITIES. Use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units or otherwise.

                  D. NO LIENS. Subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests or encumbrances.

                  E. NOT DAMAGE THE PREMISES. Perform any act or carry on any practice which may damage, mar or deface the Premises or any other part of the Building. No truck or other internal combustion engine shall be vented in the Building, inclusive of trucks, fork lift trucks, hi-los and similar vehicles. Material handling equipment used by Tenant shall be of a kind so that it shall not mar or deface the floors.

                  F. NOT EXCEED FLOOR LOADS. Place a load on any floor in the Premises, or in any area of the Building, exceeding the floor load per square foot which such floor was designated to carry; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

                  G. NOT EXCEED ELECTRICAL LOAD. Install, operate or maintain in the Premises, any electrical equipment which does not bear underwriters' approval, and would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.

                  H. NOT PERMIT ODORS, ETC. Suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with

                                                               October 31, 1997


the safety, comfort or convenience of Landlord or any other occupants of the Building; upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within five (5) days) remove or control the same.

                  I. NOT INTERFERE WITH INSURANCE, COMPLIANCE, IMPROPER USE. Use or occupy the Premises or do or permit anything to be done thereon in any manner which shall prevent Landlord and/or other Tenants from obtaining at standard rates any insurance required or desired, or which would invalidate or increase the cost to Landlord of any existing insurance, or which might cause structural injury to the building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction in the Premises, or the Industrial Building of which the premises forms a part. If, at any time, and from time to time, as a result of, or in connection with, any failure by Tenant to comply with the foregoing or any act of omission or omissions by Tenant, its employees, agents, contractors or licensees, or as a result of, or in connection with, the use to which the Premises are put (notwithstanding that such use may be for purposes hereinbefore permitted, or that such use may have been consented to by Landlord), the insurance rates applicable to the Premises, or the building in which same are located, or to any other Premises in said building and/or to the contents in any or all of the aforesaid properties (including rent insurance relating thereto) shall be higher than that which would be applicable for food, packaging, warehousing and distribution, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portion of the premiums for all fire insurance policies in force with respect to the aforesaid properties (including rent insurance relating thereto) and the contents of any occupant thereof as shall be attributable to such higher rates.

         13. EXPIRATION OF TERM - RETURN OF PREMISES IN GOOD CONDITION. On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Demised Premises broom-clean, in good condition and repair, together with all alterations, additions and improvements which may have been made in, on, or to the Demised Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of the Tenant (provided Tenant has not been in default under this Lease) provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term whether Landlord desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire then Tenant, at its own cost and expense, shall restore the same before the end of the Term. All trade fixtures, equipment, furniture, alterations, additions and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Building or Premises caused by removal of such property. Tenant agrees upon termination of the lease, the air-conditioning, refrigeration, cooling systems, heating equipment and plumbing and electrical

                                                               October 31, 1997


systems shall be in good, operable condition, and, all lighting fixtures shall be operable, and, in the same location as when delivered to Tenant by Landlord and bulbs where necessary, replaced. Tenant shall comply with the provisions of paragraph 11 prior to termination of the Lease. If the Demised Premises is not surrendered within fourteen (14) days of the date when it should have been surrendered, then, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this section shall survive the expiration or sooner termination of the Term. In the event Tenant remains in possession of the Demised Premises after the expiration of the Term and without the execution of a new lease, Tenant, at the option of the Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at a monthly rental equal to three (3) times the sum of (i) the Basic Rent payable for the last month of the Term under Section 1(E) and (ii) one twelfth (1/12th) of all items of Expense Rent, such as, but not limited to, taxes, insurance, common area charges, repair charges, utilities, payable or paid during the last lease year.

         14. ACCESS TO PREMISES. Upon prior reasonable notice to Tenant, unless an emergency has occurred, Landlord shall have the right to enter the Premises at any reasonable time to examine same, to maintain the same, or to make such repairs, replacements or improvements to the Premises or to the Property as Landlord may deem desirable, and Tenant shall have no claim against Landlord by reason thereof. Landlord will use reasonable efforts so as to minimize interference with Tenant's use of the Premises. Landlord may install, maintain, or replace and use pipes and conduits in and through the Premises for the purpose of installing utilities for other premises located within the building.

         15. DAMAGE BY FIRE OR OTHER CASUALTY.

                  A. SUBSTANTIAL DAMAGE. If the Building or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If as a result the Building is so damaged that substantial alterations or reconstruction of the building shall, in Landlord's sole opinion, be required (whether or not the premises shall have been damaged) or if any Mortgagee of the Building requires the proceeds payable be used to retire the Mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, rent shall be abated as of the date of such damage.

                  B. RESTORATION. If Landlord does not terminate this Lease pursuant to Subsection A of this Paragraph 15, Landlord shall, within seventy-five (75) days after receipt by Landlord of the proceeds payable in respect of such fire or other casualty, proceed with reasonable diligence to restore the building (subject to force majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty. Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, furnishings, fixtures or equipment. Such work shall include the scope of the work done by the Landlord when originally finishing the premises in accordance with the working drawings provided the Landlord shall not be required to spend for such work an amount in excess of the proceeds actually received by the Landlord and allocable thereto. Landlord shall not be liable

                                                               October 31, 1997


for any inconvenience or annoyance to Tenant or injury to the business of Tenant, resulting in any way from damage or repair thereof, except that, subject to the provisions in the next sentence, Landlord shall allow Tenant a fair diminution of basic rent during the time and to the extent the premises are unfit for occupancy. If the premises or any portion of the building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees or invitees, the rent hereunder shall not be diminished during repair of such damage.

                  C. TERMINATION. Irrespective of Subparagraphs A and B above, if Landlord does not complete restoration within one hundred twenty (120) days from the date a building permit is issued for such reconstruction, then either Landlord or Tenant may terminate this Lease provided such notice of termination is given no later than the one hundred thirtieth (130th) day following the issuance of the building permit.

         16. EMINENT DOMAIN.

                  A. The term "Total Taking" means the taking of the Fee Title Estate to so much of the premises or a portion of the building in which the Demised Premises is located, by right of Eminent Domain or other authority of law or a voluntary transfer under the threat of the exercise of the right of Eminent Domain or other authority. The term "Partial Taking" means the taking of only a portion of the premises or a portion of the building in which the premises is located which does not constitute a Total Taking.

                  B. If a Total Taking occurs during the term of this Lease this Lease will terminate as of the date of the Taking. The phrase "Date of Taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.

                  C. If a Partial Taking occurs during the term of this Lease, Landlord may cancel this Lease by written notice given within sixty (60) days after the date of the Taking and this Lease will terminate on the date of the Taking. If the Lease is not so terminated, this Lease will continue in full force and effect as to the remainder of the premises. The fixed rental payable by Tenant under Paragraph 1(e) for the balance of the Term will be abated in the proportion that the leasable area of the premise taken bears to the leasable area of the premises immediately prior to such taking, and Landlord will make all necessary repairs or alterations to make the remaining premises a complete architectural unit.

                  D. If, this Lease has not otherwise been canceled as hereinabove provided, and, if a Partial Taking occurs of more than ten (10%) of the Demised Premises during the term of this Lease, then, in such event, Tenant may cancel this Lease by written notice given within sixty (60) days after the date of the Taking and this Lease will terminate as of the date of the Taking. If access used by Tenant is materially effected by any taking, then, Tenant may cancel this Lease by written notice given within sixty (60) days after the date of the taking and this Lease will terminate as of the date of the taking.

                  E. AWARD AND PROCEEDS. All compensation awarded for any such taking or conveyance, whether for the whole or in part of

                                                               October 31, 1997


the Demised Premises or otherwise, shall be the property of the Landlord, whether such damages shall be awarded as compensation for the diminution or total loss in value of the leasehold or of the fee of the Demised Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any such compensation. Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures, but only if such separate award will not diminish the amount of proceeds payable to Landlord.

                  F. If this Lease is terminated pursuant to the provisions of this Paragraph, then all rentals and all other charges payable by Tenant to Landlord under this Lease will be paid up to the date of the Taking and any rentals and other charges paid in advance and allocable to the period after the date of the Taking will be repaid to Tenant by Landlord. Landlord and Tenant will then be released from all further liability under this Lease.

         17. WAIVER OF LANDLORD'S LIABILITY, TENANT'S OWN INSURANCE. Tenant agrees, in addition to complying with Tenant's insurance requirements, to take such steps as it may deem necessary and adequate for the protection of itself and its agents, employees, invitees, and licensees, and the property of the foregoing by insurance, as a self-insurer or otherwise. Landlord shall not be liable for any injury to persons or damage to property located in the Demised Premises resulting from any cause whatsoever, including, without limitation, theft, fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat, cold, dampness, sewers, odors, noise, leaks from any part of the building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment, and fixtures of all kinds, or by any act or neglect of others, tenants or occupants of the building or any other person, or caused by any manner whatsoever, nor shall Landlord be liable for any latent defects in the building. Tenant hereby waives all right of recovery which it might have against Landlord, Landlord's agents and employees for loss or damage to Tenant's furniture, Tenant Improvements, inventory, furnishings, fixtures, chattels and articles of personal property located on or in the demised premises, notwithstanding that such loss or damage may result from the negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, Tenant Improvements, inventory, fixtures, equipment and articles of personal property (collectively, "Tenant's property") in the demised premises and Tenant shall either cause Landlord to be named as an insured party under such policies (without entitling Landlord to receive any loss proceeds thereof) or obtain the insurer's waiver of all rights of subrogation against Landlord with respect to losses insured under such policies. Before Tenant takes possession of the leased premises and throughout the term thereof, the Tenant shall, at its own cost and expense, provide and keep in force comprehensive general public liability insurance on an occurrence basis in respect of the Demised Premises and the conduct and operation of Tenant's business therein with Landlord and its mortgagee as additional insureds, with limits per occurrence of not less than $5,000,000 combined single limit for bodily injury or property damage including water damage and sprinkler leakage legal liability, with an endorsement providing that such aggregate limit shall apply to the Property separately from any other locations covered by the policy; and contractual liability insurance. Certificates evidencing same shall be furnished to Landlord, together with proof of payment of premiums. If Tenant fails or neglects to carry such insurance, Landlord shall have the right to cause such insurance to be issued at Tenant's cost and expense and

                                                               October 31, 1997


the cost thereof shall be added to the rent and shall be due and payable as rent under this Lease.

         18. WAIVER OF SUBROGATION. Landlord and Tenant waive all rights to recover against each other or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of each other or of any other Tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this paragraph or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsement.

         19. INDEMNIFICATION BY TENANT. Tenant shall indemnify Landlord against all liability and expense including reasonable attorneys' fees, incurred by Landlord by reason of:

                  (a) Any action by Tenant (or Landlord to cure an Event of Default) on or about the demised premises;

                  (b) Any use, non-use or maintenance of the demised premises;

                  (c) Any negligence of Tenant;

                  (d) Any injury or damage to any person or property occurring on or in the demised premises; or

                  (e) Any failure by Tenant to perform its obligations under the Lease.

         20. BUILDING SERVICES. Landlord shall not be required to provide any services to Tenant and Tenant agrees to pay for all charges for gas, electricity, light, heat and power. Landlord shall not be liable in damages or otherwise for any delay or failure in Tenant's receiving any such utilities and in no event shall such delay or failure, regardless of cost, constitute an eviction of Tenant or terminate this Lease. Domestic water for lavatories, Tenant shall reimburse Landlord a pro rata charge as determined by Landlord for Tenant's consumption of domestic water.

                  The water, electric, sprinkler and other utilities servicing the building in which the demised premises are located, as of the execution of this Lease are not separately metered or sub-metered. Landlord, at its option, shall either separately meter, or sub-meter, or estimate, the usage of water, electric, gas and sprinkler service, and, allocate to Tenant, Tenant's fair share and cost thereof. In any event, Tenant, whether by payment directly to the utility, or to Landlord, by an estimated amount, or by sub-metering, shall be responsible to pay for all charges for gas, electric, light, heat, power and sprinkler. Landlord, if economically feasible, will use best efforts to sub-meter the electric and gas service.

                                                               October 31, 1997


         21. DEFAULTS AND REMEDIES.

                  A. If any one or more of the following events (hereinafter called "events of default") occurs:

                         (i) Tenant shall default in payment of any installments
of rent or other sums required to be paid by Tenant under this Lease, which default shall continue for ten (10) days after written notice thereof by Landlord to Tenant; or in the observance or performance of any other covenant or provision of this Lease and such default continues for thirty (30) days after notice of such default from Landlord (unless such default cannot be cured within (30) days) and Tenant commences to cure such default within such 30 days and diligently proceeds to cure such default; or

                         (ii) If the Demised Premises shall be abandoned for a
period of thirty (3) days; or

                         (iii) Tenant shall make an assignment for the benefit
of creditors or shall assign or sublet, except as permitted hereunder; or

                         (iv) A voluntary petition is filed by Tenant under any
laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within sixty (60) days;

                  Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and effective not less than five (5) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the demised premises to Landlord and Tenant shall have no further rights hereunder, but Tenant shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the demised premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

         B. LANDLORD'S DAMAGES. If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

                         (i) A sum which represents any excess of (i) the
aggregate of the rent, impositions and additional rent for the balance of the term if the Lease were not so terminated, over (ii) the net rental value determined in accordance with this Lease of the demised premises at the effective date of such termination, both discounted at the rate of four (4) percent per annum; or, at Landlord's option;

                         (ii) Sums equal to the rent, impositions and additional
rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any

                                                               October 31, 1997


excess of such net rents over such sums). Nothing herein contained shall place any duty or obligation on the part of Landlord to mitigate Tenant's damages. Except, Landlord agrees that it will engage the services of an exclusive broker to market the Premises for relet.

                  Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provision hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which landlord is lawfully entitled.

                  C. NONEXCLUSIVITY. No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of subparagraph (A) of this Paragraph 21, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  D. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall fail to pay any tax, pay for or maintain or deliver any of the insurance policies or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, then, Landlord after notice to Tenant may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including reasonable counsel fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of two (2%) percent per month from the date of payment by Landlord until paid by Tenant.

                  E. NO WAIVER. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations hereunder shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of Landlord's rights and remedies with respect to such or by subsequent breach.

                  F. RIGHT OF RE-ENTRY. In the event that the termination of this Lease is the result of any election exercised by Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease. Tenant waives the service of notice of intention to re-enter as provided for in any statute and also waives any and all right of redemption in case Landlord obtains possession by reason of Tenant's default. Tenant waives any and all right to a trial by a jury in the event that summary proceedings shall be instituted by Landlord. The terms "enter", "re-enter", "entry" or "reentry", as used in this Lease are not restricted to their technical legal meaning.

                  G. PAYMENT OF LANDLORD'S COUNSEL FEES AND OTHER COSTS, INTEREST. Tenant shall pay the Landlord as additional rent upon demand Landlord's reasonable counsel fees incurred by Landlord in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of two percent (2%) per month from the date of payment

                                                               October 31, 1997


by Landlord until paid by Tenant, this covenant to survive the expiration or sooner termination of this Lease.

         22. OMIT.

         23. LATE CHARGE/SERVICE FEE. If payment of Basic Rent or Additional Rent or any part thereof shall not be made on or prior to a date which is ten
(10) days after the date on which it is due and payable, Landlord shall be entitled to charge as an additional rent the service fee equal to four percent (4%) of the rent due for each and every five (5) day period which has elapsed between the day said rent is due and the date the rent is received by Landlord. Such service fee that accrues during any month shall be payable on the first day of the following month. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay service fee shall constitute a waiver by Landlord of its right to enforce the provisions of this section and any instance thereafter occurring, nor shall acceptance of a late fee be deemed to extend the time of payment of fixed rent or expense rent or any part thereof. Notwithstanding the foregoing in each calendar year upon the first three (3) occasions when Tenant shall fail to make timely rent payments, Landlord agrees to give written notice to Tenant of such failure prior to Landlord asserting the late charge. If Landlord gives such notice and Tenant does not make payment within ten (10) business days thereafter, then a late charge shall be imposed as hereinabove provided from the date such payment was otherwise due and payable. If any such three (3) instances of serving notice on Tenant in any calendar year, Landlord need not give further notice prior to asserting a late charge.

         24. EASEMENTS. Tenant shall permit Landlord or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the Premises are located or any other portion of the Building. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant's use of the Premises.

         25. LANDLORD'S INABILITY TO PERFORM. This Lease and the obligation to pay rent hereunder and perform all of the other terms to be performed by Tenant hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease.

         26. PARKING. Tenant shall have the right to use 20 parking spaces for the parking of trucks not to exceed 24 feet in length and forty (40) parking spaces for the parking of automobiles, all of which shall be in areas designated on diagram attached hereto. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. The parking spaces to be provided to Tenant for the parking of automobiles shall be used for parking only by vehicles no larger than full-sized passenger automobiles. Tenant shall not permit or allow any vehicle that belongs to or is controlled by Tenant or Tenant's employees, suppliers, shippers,

                                                               October 31, 1997


customers or invitees to be loaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section, Landlord shall have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away the vehicles involved without prior notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery to Tenant of bills therefor.

         27. MECHANIC'S LIEN. Tenant shall discharge any mechanic's lien filed against the Property for work done or claimed to have been done for Tenant, or materials furnished or claimed to have been furnished to Tenant within ten (10) days after notice from Landlord thereof. Notice is hereby given that Landlord is not liable for any work performed at the premises by or for Tenant and that no mechanic's lien arising therefrom shall attach to, or affect the estate of, or interest of Landlord.

         28. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant defaults in the observance or performance of any term to be observed or performed by Tenant under this Lease, Landlord may immediately or at any time thereafter and without notice to Tenant, perform the same for the account of Tenant and the expenses incurred with respect to such performance together with attorneys' fees and interest thereon shall be deemed additional rent hereunder and shall be paid by Tenant to Landlord on demand therefor.

         29. SUBORDINATION. At the option of Landlord, this Lease shall either be:

                  (a) Subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof, provided however, that the holder of any such mortgage shall execute with Tenant a Non-Disturbance Agreement hereinafter described; or

                  (b) This lease shall be paramount in priority as an encumbrance against the Demised Premises with respect to the lien of any mortgage which may now or hereafter affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.

                  (c) The non-disturbance agreement referred to above shall be an agreement in recordable form between Tenant and the holder of such mortgage, binding on such holder and on future holders of such mortgages, or an agreement by such holder expressed in such mortgage, which shall provide in substance that, so long as Tenant is not in default beyond the applicable grace periods under any of the terms, covenants, provisions or conditions of this Lease, neither such holder nor any other holder of such mortgage shall name or join Tenant as a party-defendant or otherwise in any suit, action or proceeding to enforce, nor will this Lease or the term hereof be terminated (except as permitted by the provisions of this Lease) or otherwise affected by enforcement of, any rights given to any holder of such mortgage, pursuant to the terms, covenants or conditions contained in such mortgage or any other document held by any holder or any rights given to any holder as a matter of law. Upon request of holder of a mortgage to which this Lease becomes subordinate, Tenant shall execute, acknowledge and deliver to such holder an agreement to attorn to such holder as Landlord if such holder becomes Landlord hereunder and/or execute,

                                                               October 31, 1997


acknowledge and deliver to such holder an agreement not to pay the Basic Rent for a period of more than one (1) month in advance.

         30. LANDLORD'S RIGHT TO SHOW PREMISES. Throughout the term of this Lease, Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Property, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants.

         31. QUIET ENJOYMENT. Landlord covenants that if and so long as Tenant pays the rent and additional rent and performs the covenants hereof, Tenant shall peaceably and quietly have hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease and to any mortgage to which this Lease is subordinate.

         32. TENANT'S ESTOPPEL. Tenant shall from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement, in form satisfactory to Landlord, certifying that this Lease is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification) the dates to which the rent and additional rent have been paid and whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder (and if so, specifying the nature of the default), existence of any offsets, counterclaims or defenses thereto on the Tenant's part against Landlord, a statement as to the term commencement date and stated expiration date, and as to any other matters as may reasonably be so requested. It being intended that any such statement delivered pursuant to this Paragraph may be relied upon by a prospective purchaser of Landlord's interest, or mortgagee of Landlord's interest, or assignee of any mortgage upon Landlord's interest in any underlying lease or in the Property.

         33. FINANCIAL INFORMATION. Tenant has furnished the Landlord with Profit and Loss Statements and Balance Sheets for the fiscal years beginning 1996, prepared by a Certified Public Accountant. Tenant further agrees that it will furnish to the Landlord a Certified Profit and Loss Statement and Certified Balance Sheet prepared by a Certified Public Accountant for the preceding fiscal year but Landlord shall not request such statement more than once in each calendar year. So long as Tenant is a "public company", annual statements provided to shareholders, and, 10K and 10Q SEC report forms, shall be deemed conformance and compliance with the provisions of this Section 33.

         34. NO ABATEMENT OF RENT. Except as expressly provided herein, there shall be no abatement, diminution or reduction of Fixed Rent, Expense Rent or Additional Rent or other charges or other compensation due to the Landlord by Tenant or any person claiming under it under any circumstances, including, but not limited to, any inconvenience, discomfort, interruption of business or otherwise.

         35. NOTICES. Any notice hereunder shall be sufficient if sent by certified mail, return receipt requested, addressed given by the Landlord to the Tenant to the Premises, or if given by the Tenant to the Landlord, at the address set forth in Par. l(a) above, or at such other place as the Landlord may notify Tenant in writing from time to time.

                                                               October 31, 1997


         36. NO PERSONAL LIABILITY OF LANDLORD. There shall be no personal liability of the Landlord or any principal of the Landlord in connection with this Lease. Tenant agrees to look solely to the equity of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Premises or Property, and no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

         37. SUBMISSION OF LEASE. Submission of this Instrument for examination or signature by Tenant does not constitute a reservation of, or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         38. NO REPRESENTATIONS. Landlord has made no representations or promises with respect to the Premises or the Property except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth herein, including Landlord's work as contemplated by Section 3A hereof. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

         39. CAPTIONS. The captions in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

         40. NO WAIVER OR CHANGES. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

         41. RECORDING. The Tenant shall not record this Lease or a memorandum hereof.

         42. BROKER. Tenant represents that it did not deal with or negotiate with any broker in connection with this Lease other than the Broker listed in Paragraph 1(g) and indemnifies and holds Landlord harmless from and against any claim for a commission or other fee made by any broker with whom it has dealt or negotiated except as to the Broker listed in Paragraph 1(g). Landlord, based upon Tenant's representation, agrees, that Landlord shall pay the brokerage commission otherwise designated in Paragraph 1G hereof, and, shall indemnify Tenant from and against such obligation to said brokers.

         43. BINDING EFFECT. The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant and their respective successors, legal representative and permitted assigns, it being understood that the term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, or the lessee for the time being of the property so that in the event of any sale or sales of the property or of any lease thereof, or if the mortgagee shall take possession of the property, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter.

                                                               October 31, 1997


         44. ACCEPTANCE. Neither the Landlord nor its agents have made any representation with respect to the building, the land upon which it is erected, or the demised premises, except as expressly set forth herein and no rights, easements or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the demised premises by the Tenant shall be conclusive evidence that the Tenant shall have accepted the same in an "as is" condition and that the demised premises and the building were in good condition at the time of the commencement of the term. In no event shall the Landlord be liable for any defect in such property or for any limitation on its use.

         45. FIRST EXTENSION OF TERM: Upon the expiration of the term herein demised, if immediately prior thereto this Lease shall be in full force and effect and no uncured event of default shall have occurred, then subject to the provisions of this section, the Tenant shall have and is hereby given the option to renew and extend this Lease for an additional term of five (5) years to commence on September 1, 2007 and to terminate on August 31, 2012. The renewal term shall be upon the same terms, covenants and conditions as those herein contained insofar and applicable to such renewal term (including all provisions as to the items of payment of additional rent) except as to the amount of fixed rental. The said renewal shall be exercised by Tenant in the following manner:

                  (a) Not later than six (6) months prior to the end of the initial term, the Tenant shall notify Landlord in writing that the Tenant desires to extend said Lease by exercising this option.

                  (b) In the event the Tenant exercises its option to extend the term of this Lease as hereinabove set forth, the fixed rental as set forth in sub-paragraph (e) of paragraph 1 of this Lease, during such renewal term shall be the higher of $187,761.00 per annum, payable in equal monthly installments of $15,646.75 due and payable the first day of each and every month in advance or, such higher rent as determined as follows:

                           The Landlord and the Tenant shall each select an
appraiser, such appraiser shall be a licensed real estate broker, specializing in the renting of office and/or industrial premises in northern New Jersey and each such appraiser shall be a member of the Society of Industrial and Office Realtors. Such appraisers shall be engaged to determine the fair market rental on a net basis in accordance with the terms of this Lease of the Demised Premises. The nomination must be in writing and must be given by each party to the other no later than sixty (60) days prior to the termination date of the Lease. If the two appraisers shall agree in writing upon a fair market rental then that value shall be binding upon the parties, but if they are unable to agree within thirty (30) days after their appointment, they shall then appoint a third appraiser, with their credentials and the opinion of the majority as to the fair market rental shall be controlling. If the two appraisers do not agree or otherwise fail to appoint a third appraiser within thirty (30) days, then the third appraiser shall be appointed on application of either party by the Essex County Assignment Judge of the Superior Court of New Jersey. If, prior to the appointment of a third appraiser, the first two appraisers do not agree, but the difference between their two appraisals is ten (10%) percent or less of the higher appraisal, then the fair market rent shall be the mean of the two appraisals. If the difference between the two appraisals is more than ten (10%) percent, then the appraisal of the third appraiser shall be binding. If the fair market rental of

                                                               October 31, 1997


the premises pursuant to the appraisal is greater than $187,761.00 per annum, or a sum equal to 95 percent of the fair market rental as determined by the appraisers. The determination of the appraisers shall be in accordance with the provisions of the terms of this Lease, for a five (5) year term. Such rental shall be determined as of September 1, 2007. Pending the determination of the fixed rental for the renewal term, the Tenant shall continue to pay the rent at the rate of $187,761.00 per annum and when the adjusted rent has been determined, the Tenant on the first day immediately following the furnishing by the appraisers to the Landlord and Tenant of the computation thereof, shall pay the Landlord the number of installments that shall have elapsed since September 1, 2007 to and including the first day of such month. During the extension of term, the fixed rental shall be the higher of $187,761.00 per annum or 95% of the fair market rental as determined by the appraisers.

         46. SECOND EXTENSION OF TERM: Upon the expiration of the first extension of term, if immediately prior thereto this Lease shall be in full force and effect and no uncured event of default shall have occurred, then subject to the provisions of this section, the Tenant shall have and is hereby given the option to renew and extend this Lease for an additional term of five
(5) years to commence on September 1, 2012 and to terminate on August 31, 2017. The extension of term shall be upon the same terms, covenants and conditions as those herein contained insofar and applicable to such extension of term (including all provisions as to the items of payment of additional rent) except as to the amount of fixed rental. The said extension of term be exercised by Tenant in the following manner:

                  (a) Not later than six (6) months prior to the end of the first extension of term, the Tenant shall notify Landlord in writing that the Tenant desires to extend said Lease by exercising this option.

                  (b) In the event the Tenant exercises its option to extend the term of this Lease as hereinabove set forth, the fixed rental as set forth in sub-paragraph (e) of paragraph 1 of this Lease, during such extension of term shall be the higher of the fixed annual rental payable during the last 12 months of the first extension of term, or such higher rent as determined as follows:

                           The Landlord and the Tenant shall each select an
appraiser, such appraiser shall be a licensed real estate broker, specializing in the renting of office and/or industrial premises in northern New Jersey and each such appraiser shall be a member of the Society of Industrial and Office Realtors. Such appraisers shall be engaged to determine the fair market rental on a net basis in accordance with the terms of this Lease of the Demised Premises. The nomination must be in writing and must be given by each party to the other no later than sixty (60) days prior to the termination date of the Lease. If the two appraisers shall agree in writing upon a fair market rental then that value shall be binding upon the parties, but if they are unable to agree within thirty (30) days after their appointment, they shall then appoint a third appraiser, with their credentials and the opinion of the majority as to the fair market rental shall be controlling. If the two appraisers do not agree or otherwise fail to appoint a third appraiser within thirty (30) days, then the third appraiser shall be appointed on application of either party by the Essex County Assignment Judge of the Superior Court of New Jersey. If, prior to the appointment of a third appraiser, the first two appraisers do not agree, but the

                                                               October 31, 1997


difference between their two appraisals is ten (10%) percent or less of the higher appraisal, then the fair market rent shall be the mean of the two appraisals. If the difference between the two appraisals is more than ten (10%) percent, then the appraisal of the third appraiser shall be binding. If the fair market rental of the premises pursuant to the appraisal is greater than the fixed annual rental payable during the last 12 months of the first extension of then, then the fixed rental shall be adjusted to such new higher rent or a sum equal to 95 percent of the fair market rental as determined by the appraisers. The determination of the appraisers shall be in accordance with the provisions of the terms of this Lease, for a five (5) year term. Such rental shall be determined as of September 1, 2012. Pending the determination of the fixed rental for the second extension of term, the Tenant shall continue to pay the rent at the rate of the rent paid during the calendar year 2006 and when the adjusted rent has been determined, the Tenant on the first day immediately following the furnishing by the appraisers to the Landlord and Tenant of the computation thereof, shall pay the Landlord the number of installments that shall have elapsed since September 1, 2012 to and including the first day of such month. During the second extension of term, the fixed rental shall be the higher of the fixed annual rental payable during the last 12 months of the first extension of term or 95% of the fair market rental as determined by the appraisers.

         47. MISCELLANEOUS.

                  A. ADDITIONAL CONSTRUCTION COSTS TO BE PAID BY TENANT TO LANDLORD. If Tenant requests any work to be done by Landlord which is not otherwise specified in the plans and specifications, and if Landlord is willing to make such change or undertake such work, Tenant shall pay to Landlord the cost of such work and materials as required and all other expenses incurred, such as, permits, licenses, architect's fees, materialmen's cost, supplier's cost, etc. All such costs shall be subject to an additional element of costs to be added thereto, equal to 24% of the cost otherwise incurred or to be incurred. The total of such costs shall be billed by the Landlord to Tenant during construction as they are incurred and payment shall be made by Tenant to Landlord on the first day of the month following the date Tenant is billed by Landlord. All such costs, so billed by Landlord to Tenant shall be deemed additional rent.

                  B. RULES AND REGULATIONS: tenant shall comply with the Rules and Regulations attached hereto and as same may be amended or promulgated by Landlord from time to time.

                  C. NO UNDERGROUND STORAGE TANKS: Tenant warrants and represents that it will, at no time, install any underground storage tanks on the Demised Premises. A breach of this covenant shall be deemed a default under the Lease, and Landlord shall have the right to terminate the Lease upon the happening of such event.

                  D. REFUSE REMOVAL: Tenant shall be responsible for removal of its own trash.

                  E. LANDLORD'S CONSENT: If Tenant believes that the Landlord has unreasonably withheld its consent and/or delayed its consent, then Tenant's sole remedy shall be to seek a declaratory judgment. The Tenant shall have no right to seek money damages.

                  F. CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation

                                                               October 31, 1997


represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                  G. CERTIFICATE OF OCCUPANCY: This Lease is subject and contingent upon Landlord obtaining either temporary or permanent Certificate of Occupancy as otherwise provided in paragraph "3" hereof. In the event Landlord does not obtain a Certificate of Occupancy, then Landlord shall notify Tenant of such fact, and thereafter this Lease shall be void, without further liability of either party to the other except to return to Tenant the prepaid rent and security deposit, if any. If Landlord obtains only a temporary Certificate of Occupancy, and, if an act of the Tenant or failure to act of the Tenant has not caused Landlord not to obtain a permanent Certificate of Occupancy, then, it shall be Landlord's responsibility to obtain a permanent Certificate of Occupancy.

                  H. ALTERNATIVE DISPUTE RESOLUTION: Landlord and Tenant shall attempt to settle any claim or controversy arising out of it through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for mediation, fact-finding or other form of alternate dispute resolution. Neither of the parties may unreasonably withhold acceptance of such an advisor, and his or her selection will be made within thirty (30) days after notice by the other party demanding such mediation. The cost of such mediation or any other alternate dispute resolution agreed upon by both parties shall be shared equally by Landlord and Tenant. Any dispute which cannot be so resolved between the parties within ninety (90) days of the date of the initial demand by either party for such mediation shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. And nothing in this paragraphs shall prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (b) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others.

                                                               October 31, 1997


                  IN WITNESS WHEREOF, the parties hereto have set their hands and seals or caused these presents to be signed by their proper corporate officers, and their proper corporate seal to be hereto affixed, in the day and year first above written.

WITNESS:                                  280 WILSON AVENUE ASSOCIATES,
                                          L.L.C., Landlord


/s/                                       By: /s/ Ken Cohen, Member
---------------------------               -----------------------------------
                                                 Ken Cohen, Member

ATTEST:                                   THE FRESH JUICE COMPANY OF NEW YORK,
                                          INC., Tenant


/s/ Mark Feldman                          By: /s/ Steven Bogen
---------------------------               -----------------------------------
                                          Steven Bogen, Chief Executive Officer

                                                               October 31, 1997


STATE OF NEW JERSEY   )
                      )  ss.:
COUNTY OF             )

         BE IT REMEMBERED, that on this _____ day of 1997, before me, the subscriber, personally appeared _____________, who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, and the act and deed of the said 280 WILSON AVENUE ASSOCIATES, L.L.C., for the uses and purposes therein expressed.

                                                 -------------------------------



STATE OF NEW JERSEY  )
                     )          ss.
COUNTY OF            )

         BE IT REMEMBERED, that on this _____ day of __________ 1997, before me the subscriber, a notary public, personally appeared ______________ who, I am satisfied, is the person who signed the within instrument as President of THE FRESH JUICE COMPANY OF NEW YORK, INC., the corporation named therein, and he thereupon acknowledged that the said instrument was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation.

                                                 -------------------------------

                                                               October 31, 1997


                                    EXHIBIT A

           RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF LEASE

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Property shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. The Tenant will not use or permit to be used the sidewalk area by motor vehicles, and will limit such vehicles to the driveway and parking areas.

         2. No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the building on the Property or otherwise project from the building.

         3. The Tenant shall not erect, make or maintain on or attach or affix to any part of the Premises including the windows and doors, any sign, picture or other representation or advertisement or notice of any kind, without the express written consent of the Landlord obtained in advance. Tenant shall have the right to apply on the main entrance door to the Premises lettering of approved type, size and style as well as company logo where applicable.

         4. Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

         5. Tenant shall not make, or permit to be made, any unseemly or disturbing noises nor interfere with other tenants or those having business with them. Tenant shall not place office machines or other equipment against walls which divide the Premises from space leased to other Tenants.

         6. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, and Tenant shall upon the termination of this tenancy, deliver to Landlord all keys to the Premises either furnished to, or otherwise procured by, Tenant and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

         7. Tenant shall not keep in the Premises any explosives, cleaning fluid or any inflammable material. Tenant shall not bring or place any bed or bedding in the Premises and shall not use the Premises and shall not use the Premises as a lodging place.

         8. Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations by any other tenants.

         9. Tenant shall have the right, provided same is done in accordance with the zoning ordinance of the municipality, to park trucks on the property along the area wherein are located the loading docks. The Tenant shall not park trucks in any other portion of the premises demised.

         10. The Tenant shall advise Landlord, if Tenant's S.I.C. number is changed from that otherwise indicated in paragraph 1(j).

                                                               October 31, 1997



         11. Tenant agrees that Tenant will supply the names, addresses and telephone numbers of at least two representatives of the Tenant who can be contacted in the event of an emergency. Tenant will keep such "emergency list" current.

                  Upon notice by the Landlord to the Tenant of a breach of any of the rules and regulations Tenant shall, within five (5) days thereafter, comply with such rule and regulation and in the event Tenant shall not comply, then the Landlord may at its discretion either: (1) cure such condition and add any cost and expense incurred by the Landlord therefor to the next installment of rental due under this Lease and the Tenant shall then pay such amount as additional rent hereunder; or (2) treat such failure on the part of the Tenant to remedy such condition as a material default of this Lease on the part of the Tenant hereunder.

                                                               October 31, 1997



LANDLORD:                  280 WILSON AVENUE ASSOCIATES, L.L.C.

TENANT:                    THE FRESH JUICE COMPANY OF NEW YORK, INC.

PREMISES:                  280 WILSON AVENUE
                           NEWARK, NEW JERSEY

-------------------------------------------------------------------------------

PARAGRAPH 1                REFERENCE DATA
PARAGRAPH 2                DESCRIPTION OF PREMISES
PARAGRAPH 3                COMPLETION
PARAGRAPH 4                FIXED RENTAL
PARAGRAPH 5                EXPENSE RENT
PARAGRAPH 6                SECURITY DEPOSIT
PARAGRAPH 7                USE
PARAGRAPH 8                REPAIRS
PARAGRAPH 9                ASSIGNING AND SUBLETTING
PARAGRAPH 10               CONFORM TO LAW
PARAGRAPH 11               TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS
PARAGRAPH 12               ADDITIONAL COVENANTS
PARAGRAPH 13               EXPIRATION OF TERM -
                           RETURN OF PREMISES IN GOOD CONDITION
PARAGRAPH 14               ACCESS TO PREMISES
PARAGRAPH 15               DAMAGE BY FIRE OR OTHER CASUALTY
PARAGRAPH 16               EMINENT DOMAIN
PARAGRAPH 17               WAIVER OF LANDLORD'S LIABILITY,
                           TENANT'S OWN INSURANCE
PARAGRAPH 18               WAIVER OF SUBROGATION
PARAGRAPH 19               INDEMNIFICATION BY TENANT
PARAGRAPH 20               BUILDING SERVICES
PARAGRAPH 21               DEFAULTS AND REMEDIES
PARAGRAPH 22               LANDLORD'S LIEN
PARAGRAPH 23               LATE CHARGE/SERVICE FEE
PARAGRAPH 24               EASEMENTS
PARAGRAPH 25               LANDLORD'S INABILITY TO PERFORM
PARAGRAPH 26               PARKING
PARAGRAPH 27               MECHANIC'S LIEN
PARAGRAPH 28               LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
PARAGRAPH 29               SUBORDINATION
PARAGRAPH 30               LANDLORD'S RIGHT TO SHOW PREMISES
PARAGRAPH 31               QUIET ENJOYMENT
PARAGRAPH 32               TENANT'S ESTOPPEL
PARAGRAPH 33               FINANCIAL INFORMATION
PARAGRAPH 34               NO ABATEMENT OF RENT
PARAGRAPH 35               NOTICES
PARAGRAPH 36               NO PERSONAL LIABILITY OF LANDLORD
PARAGRAPH 37               SUBMISSION OF LEASE
PARAGRAPH 38               NO REPRESENTATIONS
PARAGRAPH 39               CAPTIONS
PARAGRAPH 40               NO WAIVER OR CHANGES
PARAGRAPH 41               RECORDING
PARAGRAPH 42               BROKER
PARAGRAPH 43               BINDING EFFECT
PARAGRAPH 44               ACCEPTANCE
PARAGRAPH 45               FIRST EXTENSION OF TERM
PARAGRAPH 46               SECOND EXTENSION OF TERM
PARAGRAPH 47               MISCELLANEOUS
EXHIBIT A                  RULES AND REGULATIONS
SCHEDULE A                 DESCRIPTION OF PREMISES

                                                               October 31, 1997


                                GUARANTY OF LEASE


         THE FRESH JUICE COMPANY, INC., A DELAWARE CORPORATION ("Guarantor"), whose address is 35 Walnut Avenue, Suite 4, Clark, New Jersey 07066, being the owner of all the issued capital stock of THE FRESH JUICE COMPANY OF NEW YORK, INC. and in full control of said stock, as a material inducement to and in consideration of 280 WILSON AVENUE ASSOCIATES, L.L.C. ("Landlord") entering into a written lease ("the Lease") with THE FRESH COMPANY OF NEW YORK, INC.("Tenant") dated as of October 17, 1997 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, premises located in the County of Essex, State of New Jersey, commonly known as 280 WILSON AVENUE, NEWARK, NEW JERSEY, all as more particularly described in the Lease, irrevocably guaranties to Landlord, its successors and assigns, of all the terms, obligations, covenants and agreements under the Lease, and each of them, on the part of the Tenant, its successors and assigns, to be observed or performed, and, without limiting the foregoing, the full and punctual payment by Tenant and its successors and assigns of all rentals, additional rentals and other sums of money, as and when they become due and payable by Tenant, its successors and assigns, as provided in the Lease.

         In accordance with the foregoing, and in order to induce Landlord to enter into the Lease with Tenant and for good and valuable consideration, whose receipt and adequacy are acknowledged by Guarantor, Guarantor agrees as follows:

         48. The Guarantor irrevocably and unconditionally guaranties to the Landlord, and the successors and assigns of the Landlord, the Tenant's full and punctual performance of its obligations under the Lease and, without limiting the foregoing, the full and punctual payment by Tenant of all rentals, additional rentals and other sums of money, as and when they become due and payable by Tenant, as provided in the Lease. The Guarantor waives notice of any breach or default by the Tenant under the Lease. If Tenant defaults in the performance of its obligations under the Lease, upon the Landlord's request, the Guarantor will perform the Tenant's obligations under the Lease.

         49. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without affecting the obligations of the Guarantor under this Guaranty.

         50. The obligations of the Guarantor under this Guaranty will not be released by the Landlord's receipt, application, or release of security given for the performance of the Tenant's obligations under the Lease, not by any modification of the Lease. In case of any such modification, the liability of the Guarantor will be deemed modified in accordance with the terms of any such modification. If, by application of any funds by Landlord as aforesaid, Tenant's obligations are reduced, then the Guarantor's obligations shall also be reduced so that they shall not be greater than the obligations of the Tenant.

         51. The liability of the Guarantor under this Guaranty will not be affected by (a) the release or discharge of the Tenant from its obligations under the Lease in any creditors', receivership,

                                                               October 31, 1997


bankruptcy, or other proceedings, or the commencement or pendency of any such proceedings; (b) the impairment, limitation, or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant under the Lease.

         52. Until all of the Tenant's obligations under the Lease are fully performed, the Guarantor: (a) waives any right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor under this Guaranty; (b) waives any other right which the Guarantor may have against the Tenant by reason of any one or more payments or acts in compliance with the obligations of the Guarantor under this Guaranty; and (c) subordinates any liability or indebtedness of the Tenant held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease.

         53. The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of or without notice to Guarantor. This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term, or any such extension or renewal and shall guaranty the performance of the Lease as so changed.

         54. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

         55. If Guarantor is more than one (1) person, Guarantor's obligations are joint and several and are independent of Tenant's obligations. A separate action may be brought or prosecuted against any Guarantor, whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant or all are joined in the action.

         56. The Guarantor will pay on demand the reasonable attorneys' fees and costs incurred by the Landlord, or its successors and assigns, in connection with the enforcement of this Guaranty.

         57. The Guarantor's obligations under this Guaranty shall be binding on Guarantor's successors.

         58. This Guaranty shall commence on the Commencement date of the Lease and shall terminate upon Tenant's compliance with all of its obligations under the Lease.

         59. Guaranty hereby submits itself to the jurisdiction of the courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purposes of any suit, action or other proceeding brought by Landlord arising out of or based upon this Lease. Guarantor hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an

                                                               October 31, 1997

inconvenient forum, that the venue of the suit, action or proceeding is proper or that this Lease may not be enforced in or by such court.


ATTEST:
                           Guarantor

                           THE FRESH JUICE COMPANY, INC.

/s/ Mark Feldman                                    By: /s/ Steven Bogen
-------------------------                           --------------------------
          Asst. Secretary                                    Steven Bogen, CEO


DATED: ______________ __, 1997




STATE OF NEW JERSEY )
                    )  ss.:
COUNTY OF           )

         BE IT REMEMBERED, that on this ____ day of ________, 1997 before me, the subscriber, personally appeared, _____________, who, I am satisfied, is the person who signed the within instrument as __________ of THE FRESH JUICE COMPANY, INC., the corporation named therein and he/she thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him/her as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                                    ---------------------------